UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2016

GENIE ENERGY LTD.

(Exact Name of Registrant as Specified in its Charter)

1-35327

(Commission File Number)

Delaware	45-2069276
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)   The Registrant’s Annual Meeting of Stockholders was held on May 4, 2016 (the “Meeting”). Stockholders voted on the matters set forth below.

(b)   (1) A majority of the votes present or represented at the Meeting by the holders of shares entitled to vote on the following matter were voted in connection with the election of each of the Board of Directors nominees named in the Proxy Statement of the Registrant.

Elect Directors

The nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	% Votes For
James A. Courter	6,395,685	294,936	10,999	95.5%
Howard S. Jonas	6,415,161	275,138	11,320	95.8%
W. Wesley Perry	6,506,966	183,744	10,909	97.2%
Alan B. Rosenthal	6,507,110	62,475	10,706	97.2%
Allan Sass	6,628,156	53,615	10,988	99%

There were 2,107,346 broker non-votes for this item.

Ratification of the appointment of BDO USA, LLP

(2) A majority of the votes present or represented at the Meeting by the holders of shares entitled to vote on the following matter were voted in connection with the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the Fiscal Year ending December 31, 2016.

The number of votes cast with respect to this matter was as follows:

Votes For	Votes Against	Abstentions	% Votes For
8,669,144	53,615	86,206	99%

There were no broker non-votes for this item.

Consider certain stockholder proposal regarding formation of an ad hoc Board committee to evaluate the impact of Company operations in certain areas

(3) A majority of the votes present or represented at the Meeting by the holders of shares entitled to vote on the following matter were voted in connection with the formation of an ad hoc Board committee to evaluate the impact of Company operations in certain areas.

The number of votes cast with respect to this matter was as follows:

Votes For	Votes Against	Abstentions	% Votes For
166,411	6,499,024	36,184	2.4%

There were 2,107,346 broker non-votes for this item.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIE ENERGY LTD.

By:	/s/ Howard Jonas
Name:	Howard Jonas
Title:	Chief Executive Officer

Dated: May 9, 2016

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